Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Form S-8 (No. 333-119191 and 333-51928) of Newtek Business Services, Inc. of our report dated May 4, 2006 relating to the financial statements and financial statement schedule, which appears in the Annual Report to Shareholders, which is included herein in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 4, 2006